SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RURAL CELLULAR CL A

                    GAMCO INVESTORS, INC.
                                 2/28/02            2,100-            3.7500
                                 2/28/02            6,000-            3.7550
                                 2/27/02            1,000             3.5000
                                 2/26/02            1,000-            3.1500








          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.